UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 24, 2017

INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan (Address of principal executive office)	49525 (Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 24, 2017, Independent Bank Corporation amended its Amended and Restated Bylaws to change the vote threshold required for the election of directors.  Previously, a plurality of the votes cast was required regardless of whether the election was contested or non-contested.  Pursuant to the amendment effected on January 24, 2017, the applicable vote threshold depends on whether the election is contested or non-contested. In a non-contested election, a majority of the votes cast is required for the election of a director and, if an incumbent director fails to receive the required majority of the votes cast, the director is required to tender his or her resignation to the Board, which will ultimately make the decision whether or not to accept or reject the resignation after receiving the recommendation of the Nominating and Corporate Governance Committee. In a contested election, the vote threshold remains a plurality of the votes cast. An election shall be considered contested if there are more nominees for election than positions on the Board of Directors to be filled by election at that meeting.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits

3.1	Amended and Restated Bylaws of Independent Bank Corporation, conformed through January 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: December 29, 2017	/s/ Robert N. Shuster
By: Robert N. Shuster
Its: Executive Vice President and
Chief Financial Officer